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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 21, 1997 relating to the statement of operations of the Interconnection Business of the Microelectronics Group, Interconnection Technologies Unit of Lucent Technologies Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


St. Louis, MO
January 7, 2000